UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2023, Viatris Inc. (“Viatris” or the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report that Viatris had entered into an agreement with Cooper Consumer Health SAS, a French corporation (“Buyer Parent”) pursuant to which Buyer Parent made a binding offer (the “Offer”), by irrevocably granting Viatris an option (the “Option”), to require Buyer Parent and certain of its affiliates (collectively, the “Buyer Parties”) to purchase and assume, as applicable, substantially all of Viatris’ over-the-counter products business (the “Business”) and related assets and liabilities, on the terms and subject to the conditions of a negotiated form of Transaction Agreement (such form, the “Transaction Agreement” and such potential transaction, the “Transaction”).

This Amendment No. 1 to the Initial 8-K (“8-K Amendment”) is being filed to report that pursuant to the terms of the Offer, following the completion of the applicable consultation procedures with employee representatives where required by applicable local laws, including in France, Italy and the Netherlands, on January 26, 2024, Viatris exercised the Option, and on January 29, 2024, Viatris, Viatris Italia S.r.l., a wholly-owned subsidiary of Viatris, Ipex AB, a wholly-owned subsidiary of Viatris, and the Buyer Parties entered into the Transaction Agreement. A summary of the terms of the Transaction Agreement and the Transaction that applied upon the exercise of the Option are set forth in the Initial 8-K and is incorporated herein by reference. Consummation of the Transaction remains subject to various closing conditions, including, among others, (a) the receipt of certain regulatory consents and approvals, including from the European Commission (with respect to European antitrust laws and the European Union Foreign Subsidiaries Regulation) and the French Ministry of Economy, (b) the receipt of consents under, or renewals or extensions of, certain specified material supply, license and service contracts relating to the Business, subject to the terms and conditions set forth in the Transaction Agreement, including with respect to limitations on the aggregate economic impact of such consents, renewals or extensions, and (c) other customary closing conditions. The parties have received regulatory consents and approvals from the Presidency of the Italian Council of Ministries and the Commission for Protection of Competition of the Republic of Serbia.

Forward-Looking Statements

This 8-K Amendment contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, Viatris’ completion of its obligations under the Transaction Agreement. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the Transaction not being completed on the expected timelines or at all; the risk that the conditions set forth in the agreements with respect to the Transaction will not be satisfied or waived; failure to realize the total transaction value for the Transaction and/or the expected proceeds for the Transaction, including as a result of any purchase price adjustment or a failure to achieve any conditions to the payment of any contingent consideration; the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, the Transaction, within the expected timeframe or at all; goodwill or other impairment charges or other losses related to the divestiture or sale of businesses or assets (including the Transaction). For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this 8-K Amendment or our filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this 8-K Amendment other than as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of January 29, 2024, by and among Cooper Consumer Health SAS, Cooper Consumer Health IT S.r.l., Viatris Inc., Viatris Italia S.r.l. and Ipex AB*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Viatris agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viatris Inc.

By:	/s/ Brian Roman
Brian Roman
Global General Counsel

Date: January 30, 2024